UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 21, 2014

Endocyte, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35050	35-1969-140
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3000 Kent Avenue, Suite A1-100 West Lafayette, Indiana 47906
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	765-463-7175

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02	Termination of a Material Definitive Agreement.

On December 20, 2013, Endocyte, Inc. (the "Company") entered into a Sales Agreement (the "Sales Agreement") with Cowen and Company, LLC ("Cowen") to offer and sell shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), with an aggregate offering price of up to $60,000,000 from time to time through Cowen as its sales agent. The offer and sale of Common Stock under the Sales Agreement would have been made pursuant to the Company's registration statement on Form S-3 (File No. 333-187334) (the "Prior Registration Statement"). A summary of the material terms and conditions of the Sales Agreement and a copy of the Sales Agreement are set forth in the Company’s Current Report on Form 8-K filed on December 23, 2013, which is incorporated herein by reference.

Effective March 25, 2014, the Company terminated the Sales Agreement. No shares had been issued or sold under the Sales Agreement prior to its termination. The Company has filed a new shelf registration statement on Form S-3 on March 25, 2014, which became effective upon filing, and has also filed a post-effective amendment to the Prior Registration Statement, deregistering the securities issuable thereunder.

Item 8.01	Other Events.

On March 21, 2014, Endocyte, Inc. (the "Company") issued a press release, along with Merck, announcing that positive opinions were received from the Committee for Medicinal Products for Human Use of the European Medicines Agency for VYNFINIT® (vintafolide) and companion imaging agents FOLCEPRI® (etarfolatide) and NEOCEPRI® (Intravenous (IV) folic acid) in patients with platinum-resistant ovarian cancer. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

On March 21, 2014, the Company issued a press release to announce the Phase 2b TARGET trial results evaluating vintafolide/docetaxel combination in non-small cell lung cancer. A copy of the press release is attached to this Current Report as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated March 21, 2014
99.2	Press release dated March 21, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 25, 2014

ENDOCYTE, INC.

By:	/s/ Beth Taylor
Beth A. Taylor
Corporate Controller and Principal Accounting Officer

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